Exhibit 23.2

               Consent of Independent Certified Public Accountants

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2003 relating to the consolidated financial statements and schedules of Perma-Fix, Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

BDO Seidman, LLP
/s/ BDO Seidman, LLP
Chicago, Illinois

December 3, 2003